UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	June 15, 2016

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 15, 2016, Acquisition Delta LLC (“Buyer”), a newly-formed, wholly-owned subsidiary of Douglas Dynamics, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Dejana Truck & Utility Equipment Company, Inc. (“DTUENY”), Peter Paul Dejana Family Trust Dated 12/31/98 (the “Trust”) and, solely in the capacity of appointed agent, Andrew Dejana (“Appointed Agent”).  Pursuant to the Agreement, Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to acquire substantially all of the assets of DTUENY and specified entities directly or indirectly owned by the Trust (the “Transaction”).

Buyer will pay cash consideration of $180.0 million, subject to working capital and other adjustments (the “Transaction Consideration”).  The Agreement also provides for potential earnout payments of up to $26.0 million in the aggregate, contingent on the financial performance of the acquired business for each of the fiscal years ending December 31, 2016, 2017 and 2018.  Of the Transaction Consideration, $18.0 million will be deposited in escrow to secure the indemnification obligations of DTUENY and the Trust under the Agreement.

The Agreement includes customary representations, warranties and covenants of DTUENY, the Trust and Buyer.  The consummation of the Transaction is subject to applicable regulatory approvals and other customary closing conditions.  The Agreement also contains certain termination rights for both Buyer and Appointed Agent.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Agreement has been filed herewith to provide investors and security holders with information regarding the terms of the Agreement.  It is not intended to provide any other information about the Company or the parties to the Agreement.

The Agreement includes representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Investors should not rely on the representations, warranties or other statements in the Agreement as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations, warranties or other statements in the Agreement for any other purpose.  In addition, the Agreement is modified by the underlying disclosure schedules and exhibits.  Information concerning the subject matter of the representations and warranties may change after the date of the Agreement, and such change may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.             Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibit is being filed herewith:

(2.1)                       Asset Purchase Agreement, dated June 15, 2016, among Acquisition Delta LLC, Peter Paul Dejana Family Trust Dated 12/31/98, Dejana Truck & Utility Equipment Company, Inc. and Andrew Dejana (as Appointed Agent).*

*                                         Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: June 20, 2016	By:	/s/Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial Officer
and Secretary

DOUGLAS DYNAMICS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(2.1)

Asset Purchase Agreement, dated June 15, 2016, among Acquisition Delta LLC, Peter Paul Dejana Family Trust Dated 12/31/98, Dejana Truck & Utility Equipment Company, Inc. and Andrew Dejana (as Appointed Agent).*

*                                         Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.